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                                                                    EXHIBIT 23.2


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Graphix Zone, Inc., as amended, dated July 29, 1996, of our report dated August 18, 1995, except Note 12 as to which the date is March 21, 1996, with respect to the consolidated financial statements of StarPress, Inc. (formerly known as Great Bear Technology Incorporated) as of June 30, 1995 and for each of the two years then ended included in the Registration Statement (Form S-4) of Graphix Zone, Inc. originally filed with the Securities and Exchange Commission on March 25, 1996 (File No. 333-2632), and in the related Joint Proxy Statement/Prospectus of Graphix Zone, Inc. for the registration of shares of its common stock.

                                       /s/ Ernst & Young LLP


Walnut Creek, California
October 31, 1996




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